EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Fidelity D & D Bancorp, Inc.‘s Registration Statement on Form S-8 of our report dated January 31, 2003, relating to Fidelity D & D Bancorp, Inc.‘s consolidated financial statements and financial statement notes, which report is included in Fidelity D & D Bancorp, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ PARENTE RANDOLPH, P.C.

Wilkes-Barre, Pennsylvania March 5, 2004